Exhibit (99)(14)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Ohio National Fund, Inc.:

We consent to the use of our report dated February 27, 2020, with respect to the financial statements and financial highlights of ON Foreign Portfolio and ON BlackRock Advantage International Equity Portfolio (formerly, ON International Equity Portfolio), each a series of Ohio National Fund, Inc., as of December 31, 2019, incorporated herein by reference in this Registration Statement on Form N-14 (the Registration Statement), and to the references to our firm under the headings "Financial Highlights" and "Exhibit B - Financial Highlights" in the combined Prospectus/Information Statement and under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in the Registration Statement on Form N-1A (File Nos. 2- 67464 and 811-3015), incorporated by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

April 17, 2020